EXHIBIT 23-A



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement of U S WEST, Inc. on Form S-8 of our report, which is included in U S WEST, Inc.'s Current Report on Form 8-K dated September 28, 1995, which includes an explanatory paragraph regarding the discontinuance of accounting for the operations of U S WEST Communications, Inc. in accordance with Statement of Financial Accounting Standard No. 71, "Accounting for the Effects of Certain Types of Regulation," in 1933, and a change in the method of accounting for postretirement benefits other than pensions and other postemployment benefits in 1992, dated January 18, 1995, on our audits of the consolidated financial statements of U S WEST, Inc., as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992.

     We consent to the incorporation by reference in the Registration Statement of U S WEST, Inc. on Form S-8 of our report, which is included in U S WEST, Inc.'s Current Report on Form 8-K dated September 28, 1995, which includes an explanatory paragraph regarding the discontinuance of accounting of the operations of U S WEST Communications, Inc. in accordance with Statement of Financial Accounting Standard No 71, "Accounting for the Effects of Certain Types of Regulation," in 1993, and a change in the method of accounting for postretirement benefits other than pensions and other postemployment benefits in 1992, dated May 12, 1995, on our audits of the combined financial statements of U S WEST Communications Group as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992.

     We consent to the incorporation by reference in the Registration Statement of U S WEST, Inc. on Form S-8 of our report, which is included in U S WEST, Inc.'s Current Report on Form 8-K dated September 28, 1995, which includes an explanatory paragraph regarding a change in the method of accounting for postretirement benefits other than pensions and other postemployment benefits in 1992, dated May 12, 1995, on our audits of the combined financial statements of U S WEST Media Group, as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992.


/S/ COOPERS & LYBRAND L.L.P.

Denver, Colorado
September 29, 1995

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement of U S WEST, Inc. on Form S-8 of our reports, which are included in U S WEST, Inc.'s Annual Report on Form 10-K, which include an explanatory paragraph regarding the discontinuance of accounting for the operations of U S WEST Communications, Inc. in accordance with Statement of Financial Accounting Standard No. 71, "Accounting for the Effects of Certain Types of Regulation," in 1993, and a change in the method of accounting for postretirement benefits other than pensions and other postemployment benefits in 1992, dated January 18, 1995, on our audits of the consolidated financial statements and consolidated financial statement schedule of U S WEST, Inc., as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992.


/S/ COOPERS & LYBRAND L.L.P

Denver, Colorado
September 29, 1995